Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT AND RSU AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT AND RSU AGREEMENT (“Amendment”) is entered into as of December 30, 2020 by and among NESCO Holdings, Inc., a Delaware corporation (the “Company”), and Joshua Boone (“Executive”).

WHEREAS, the Company and Executive previously entered into that certain Employment Agreement, dated as of May 15, 2020 (the “Original Agreement”), and that certain Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement, dated as of June 15, 2020 (the “RSU Agreement”); and

WHEREAS, the Company and Executive desire to amend certain terms of the Original Agreement and the RSU Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

1. The vesting schedule set forth in the RSU Agreement is hereby deleted in its entirety and replaced with the following:

“Vesting Schedule: Subject to the terms of the Agreement, the RSUs will vest in four equal annual installments occurring on each of the first four anniversaries of the vesting commencement date set forth above (the “Vesting Commencement Date”), provided that (1) fifty percent (50%) of the RSUs otherwise scheduled to vest on a given vesting date will vest no earlier than the first date after the Grant Date on which the Company’s ten day average closing stock price on the New York Stock Exchange equals or exceeds $6.00 per share and (2) fifty percent (50%) of the RSUs otherwise scheduled to vest on a given vesting date will vest no earlier than the first date after the Grant Date on which the Company’s ten day average closing stock price on the New York Stock Exchange equals or exceeds (a) if at any time a Qualifying Termination occurs, $8.00 per share or (b) in all other events, $10.00 per share. A “Qualifying Termination” is Participant’s Termination of Service by the Company without Cause or by Participant for “Good Reason” (as defined in the Employment Agreement entered into by and between the Company and Participant, dated as of May 15, 2020, as amended) within twelve (12) months following a Change in Control.”

2. Sections 2.1(b) and (c) of the RSU Agreement are hereby deleted in their entirety and replaced with the following:

“(b) Notwithstanding the foregoing, in the event Participant incurs a Termination of Service by reason of Participant’s death or Disability, the Participant will, immediately prior to such Termination of Service, vest in any RSUs that would have become vested had Participant remained employed or in service with the Company or its Subsidiaries until the first anniversary of the date of the Participant’s Termination of Service.”

3. Sections 4(f)(iii) and (iv) of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“(iii) Termination Without Cause (including a Company Non-Renewal of the Employment Term). In addition to the amounts payable under Section 4(f)(i), in the event that the Company terminates Executive’s employment as a result of a non-renewal of the Employment term or without Cause pursuant to Section 2(a) or Section 4(c), respectively, subject to (x) Executive’s executing, and not subsequently revoking, a general release of all claims arising under this Agreement or otherwise related to Executive’s employment by the Company in substantially the form attached hereto as Exhibit A (a “Release”), in accordance with Section 16(d), and (y) Executive’s continued compliance with the Restrictive Covenant Agreement (as defined in Section 5), the Company shall (A) continue to pay, in accordance with its normal payroll practices, Executive’s Salary for the period beginning on the date of termination of Executive’s employment (the “Date of Termination”) and ending on the (i) six (6)-month anniversary of the Date of Termination if such Date of Termination occurs prior to the second anniversary of the Effective Date, (ii) nine (9)-month anniversary of the Date of Termination if such Date of Termination occurs between the second anniversary of the Effective Date and prior to the third anniversary of the Effective Date or (iii) twelve (12)-month anniversary of the Date of Termination if such Date of Termination occurs either (I) on or after the third anniversary of the Effective Date or (II) upon or following the occurrence of a Change in Control (as defined in the Plan, and any such period under this clause (A), the “Severance Period”), (B) during the Severance Period, pay Executive a monthly cash amount, less taxes and withholdings, equal to the premium costs incurred by Executive (and Executive’s spouse and dependents, where applicable) to obtain COBRA coverage pursuant to one of the group health plans sponsored by Company, and (C) pay any Bonus if declared or earned but not yet paid for a completed calendar year (collectively, clauses (A) through (C) are the “Severance Benefits”). Provided Executive signs and does not revoke a Release in accordance with Section 16(d), Executive shall also be entitled to (x) if the Date of Termination occurs on or within 12 months following a Change in Control (the “CiC Protection Period”), (A) accelerated vesting of all service-based criteria for outstanding equity awards held by Executive (including the Options and the service-based vesting component of the RSUs) and (B) any equity awards held by Executive that vest based on performance-based criteria (including the RSUs) shall remain eligible to vest for two years following the Date of Termination upon attainment of the applicable performance criteria contained therein or (y) if the Date of Termination occurs outside of the CiC Protection Period, (A) accelerated vesting of all service-based criteria for outstanding equity awards held by Executive (including the Options and the service-based vesting component of the RSUs) and which are scheduled to vest within one year following the Date of Termination and (B) any equity awards held by Executive that vest based on performance-based criteria (including the RSUs) shall remain outstanding and eligible to vest for one year following the Date of Termination upon attainment of the applicable performance criteria contained therein (subject in all events to earlier termination upon the occurrence of a corporate transaction or event in accordance with the terms of the document governing such awards). Any equity awards not otherwise vested (x) at the end of the two-year period following Executive’s termination of employment pursuant to this Section 4(f)(iii) that occurs during the CiC Protection Period or (y) at the end of the one-year period following Executive’s termination of employment pursuant to this Section 4(f)(iii) that occurs outside of the CiC Protection Period shall be forfeited for no consideration.

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(iv) Resignation from the Company for Good Reason. In addition to the amounts payable under Section 4(f)(i), in the event that the Executive resigns Executive’s employment with the Company for Good Reason pursuant to Section 4(e), subject to (x) Executive’s executing, and not subsequently revoking, a Release in accordance with Section 16(d), and (y) Executive’s continued compliance with the Restrictive Covenant Agreement, Executive shall be entitled to (i) the Severance Benefits and (ii) (A) if the Date of Termination occurs during the CiC Protection Period, (I) accelerated vesting of all service-based criteria for outstanding equity awards held by Executive (including the Options and the service-based vesting component of the RSUs) and (II) any equity awards held by Executive that vest based on performance-based criteria (including the RSUs) shall remain outstanding and eligible to vest for two years following the Date of Termination upon attainment of the applicable performance criteria contained therein (subject in all events to earlier termination upon the occurrence of a corporate transaction or event in accordance with the terms of the document governing such awards) or (B) if the Date of Termination occurs outside of the CiC Protection Period, (I) accelerated vesting of all service-based criteria for outstanding equity awards held by Executive (including the Options and the service-based vesting component of the RSUs) and which are scheduled to vest within one year following the Date of Termination and (II) any equity awards held by Executive that vest based on performance-based criteria (including the RSUs) shall remain eligible to vest for one year following the Date of Termination upon attainment of the applicable performance criteria contained therein. Any equity awards not otherwise vested (x) at the end of the two-year period following Executive’s termination of employment pursuant to this Section 4(f)(iv) that occurs during the CiC Protection Period or (y) at the end of the one-year period following Executive’s termination of employment pursuant to this Section 4(f)(iv) that occurs outside of the CiC Protection Period shall be forfeited for no consideration.”

4. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement and the RSU Agreement in applicable part. This Amendment constitutes the entire agreement of the parties and supersedes in their entirety all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof.

5. All other terms and provisions of the Original Agreement and the RSU Agreement shall remain unchanged except as specifically modified herein.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NESCO Holdings, Inc.

/s/ Lee Jacobson
Name: Lee Jacobson
Position: Chief Executive Officer

EXECUTIVE

/s/ Joshua Boone
Name: Joshua Boone

[Signature Page to Amendment to Employment Agreement and RSU Agreement]

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